
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               _________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  April 25, 2001

                       Advanced Engine Technologies, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
        Colorado                    0-25177         841358194
(State of Other Jurisdiction      (Commission    (IRS Employer
     of Incorporation)            File Number)   Identification No.)


11150 W. Olympic Boulevard, Suite 1050, Los Angeles, California       90064
     (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (310) 914-9599
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Item 4.  Changes in Registrant's Certifying Accountant.

     Based on a recommendation from the Registrant's former independent public accountants, Neff & Ricci, LLP, whose offices are located in Albuquerque, New Mexico, that the Registrant might be better served by independent public accountants whose offices were located in the same geographical area as the Registrant's corporate headquarters and principal place of business (Los Angeles, California), on April 25, 2001, Registrant engaged Singer Lewak Greenbaum & Goldstein LLP ("Singer & Goldstein") as the Registrant's new independent public accountants.

     During the past two fiscal years and the subsequent interim period through December 31, 2000, Registrant did not consult Singer & Goldstein regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Registrant's financial statements or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ADVANCED ENGINE TECHNOLOGIES, INC.


                                By: /s/ M. Neil Cummings
                                    ---------------------------------

                                    Name:  M. Neil Cummings, Esq.
                                    Title: Secretary

Date:  May 14, 2001